Exhibit 99.1

Annaly Capital Management, Inc. Reports 1st Quarter 2009 Core EPS of $0.56; Increase of 10% from Prior Year and 19% from Prior Quarter

NEW YORK--(BUSINESS WIRE)--April 29, 2009--Annaly Capital Management, Inc. (NYSE: NLY) today reported Core Earnings for the quarter ended March 31, 2009 of $309.3 million or $0.56 per average share available to common shareholders as compared to Core Earnings of $233.6 million or $0.51 per average share available to common shareholders for the quarter ended March 31, 2008, and Core Earnings of $261.8 million or $0.47 per average share available to common shareholders for the quarter ended December 31, 2008. “Core Earnings” represents a non-GAAP measure and is defined as net income (loss) excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps and unrealized gain or loss on interest rate swaps. On a GAAP basis, net income for the quarter ended March 31, 2009 was $349.9 million or $0.64 per average share available to common shareholders, as compared to net income of $243.0 million or $0.54 per average share available to common shareholders for the quarter ended March 31, 2008 and net loss of $507.0 million or $0.95 per average share related to common shareholders for the quarter ended December 31, 2008.

During the quarter ended March 31, 2009, the Company sold $835.7 million of Mortgage-Backed Securities, resulting in a realized gain of $5.0 million. During the quarter ended March 31, 2008, the Company sold $4.1 billion of Mortgage-Backed Securities, resulting in a realized gain of $9.4 million. During the quarter ended December 31, 2008, the Company sold $4.3 billion of Mortgage-Backed Securities, resulting in a realized loss of $468,000.

Common dividends declared for the quarter ended March 31, 2009 were $0.50 per share, as compared to $0.48 per share for the quarter ended March 31, 2008 and $0.50 per share for the quarter ended December 31, 2008. The annualized dividend yield on the Company’s common stock for the quarter ended March 31, 2009, based on the March 31, 2009 closing price of $13.87, was 14.42%. On a Core Earnings basis, the Company provided an annualized return on average equity of 15.96% for the quarter ended March 31, 2009, as compared to 16.01% for the quarter ended March 31, 2008 and 14.52% for the quarter ended December 31, 2008. On a GAAP basis, the Company provided an annualized return on average equity of 18.06% for the quarter ended March 31, 2009, as compared to an annualized return on average equity of 16.66% for the quarter ended March 31, 2008, and an annualized loss of 28.12% on average equity for the quarter ended December 31, 2008.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the Company’s results. “The first quarter saw the positive response to a flurry of government program announcements, including an increase in the Federal Reserve’s Agency MBS buying program, proposals on an expanded TALF, and the new Public-Private Investment Program for eligible assets. These announcements should continue to have a salutary effect on our markets, whether as a direct participant or an indirect beneficiary. In this environment, we have been able to generate strong risk-adjusted returns for our shareholders. We will continue to prudently manage our company for long-term performance as we vigilantly monitor the intended and unintended consequences of these government programs.”

For the quarter ended March 31, 2009, the annualized yield on average earning assets was 5.23% and the annualized cost of funds on the average repurchase balance was 3.12%, which resulted in an average interest rate spread of 2.11%. This is a 65 basis point increase over the 1.46% annualized interest rate spread for the quarter ended March 31, 2008, and a 40 basis point increase over the 1.71% annualized interest rate spread for the quarter ended December 31, 2008. At March 31, 2009, the weighted average yield on assets was 4.86% and the cost of funds, including the effect of interest rate swaps, was 2.78%, which resulted in an interest rate spread of 2.08%. Leverage at March 31, 2009, was 6.0:1, compared to 8.1:1 at March 31, 2008, and 6.4:1 at December 31, 2008.

Fixed-rate securities comprised 66% of the Company’s portfolio at March 31, 2009. The balance of the portfolio was comprised of 27% adjustable-rate mortgages and 7% LIBOR floating-rate collateralized mortgage obligations. At March 31, 2009, the Company had entered into interest rate swaps with a notional amount of $17.3 billion, or 31% of the portfolio. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the effect of the swaps is to lock in a spread relative to the cost of financing. As of March 31, 2009, all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities, which carry an actual or implied “AAA” rating.

“Our portfolio is performing well in the current environment, and investment opportunities for new capital remain attractive on a relative basis,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “Lower primary mortgage rates have sparked an increase in refinancing application activity and, although we have yet to see a significant pickup in prepayment speeds, we continue to manage for that potential outcome by maintaining a balanced portfolio composition. After taking into account the effect of interest rate swaps, at March 31, 2009, our portfolio of Investment Securities was comprised of 38% floating-rate, 27% adjustable-rate and 35% fixed-rate assets.”

The following table summarizes portfolio information for the Company:

	March 31,	March 31,	December 31,
	2009	2008	2008
Leverage at period-end	6.0:1	8.1:1	6.4:1
Fixed-rate investment securities as % of portfolio	66%	69%	64%
Adjustable-rate investment securities as % of portfolio	27%	21%	28%
Floating-rate investment securities as % of portfolio	7%	10%	8%
Notional amount of interest rate swaps as % of portfolio	31%	30%	32%
Annualized yield on average earning assets during the quarter	5.23%	5.64%	5.50%
Annualized cost of funds on average repurchase balance during the quarter	3.12%	4.18%	3.79%
Annualized interest rate spread during the quarter	2.11%	1.46%	1.71%
Weighted average yield on assets at period-end	4.86%	5.36%	5.03%
Weighted average cost of funds at period-end	2.78%	3.85%	4.08%
Interest rate spread at period-end	2.08%	1.51%	0.95%
Weighted average receive rate on interest rate swaps at period-end	0.55%	2.85%	1.18%
Weighted average pay rate on interest rate swaps at period-end	4.55%	4.90%	4.66%

The Constant Prepayment Rate was 16% during the first quarter of 2009, as compared to 15% during the first quarter of 2008, and 10% during the fourth quarter of 2008. The weighted average cost basis of the Company’s Investment Securities was 101.3 at March 31, 2009. The net amortization of premiums and accretion of discounts on Investment Securities for the quarters ended March 31, 2009, March 31, 2008 and December 31, 2008 was $41.0 million, $27.5 million, and $26.8 million, respectively. The total net premium remaining unamortized at March 31, 2009, March 31, 2008 and December 31, 2008 was $668.3 million, $383.3 million, and $555.0 million, respectively.

General and administrative expenses as a percentage of average assets were 0.20%, 0.17% and 0.18% for the quarters ended March 31, 2009, March 31, 2008, and December 31, 2008, respectively. At March 31, 2009, March 31, 2008, and December 31, 2008, the Company had a common stock book value per share of $14.67, $12.95 and $12.94, respectively.

At March 31, 2009, Annaly’s wholly-owned registered investment advisors had under management approximately $8.5 billion in net assets and $16.3 billion in gross assets, as compared to $3.2 billion in net assets and $12.7 billion in gross assets at March 31, 2008 and $7.0 billion in net assets and $15.3 billion in gross assets at December 31, 2008. For the quarter ended March 31, 2009, the investment advisors earned investment advisory and service fees, net of fees paid to distributors, of $7.3 million, as compared to $6.0 million for the quarter ended March 31, 2008 and $6.9 million for the quarter ended December 31, 2008.

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its Investment Securities and from dividends it receives from its subsidiaries. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), and currently has 544,344,030 shares of common stock outstanding.

The Company will hold the first quarter 2009 earnings conference call on April 30, 2009 at 10:00 a.m. EST. The number to call is 866-831-6270 for domestic calls and 617-213-8858 for international calls and the pass code is 38270330. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 73428940. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (dollars in thousands)

	March 31, 2009 (Unaudited)	December 31, 2008(1)	September 30, 2008 (Unaudited)	June 30, 2008 (Unaudited)	March 31, 2008 (Unaudited)

ASSETS

Cash and cash equivalents	$1,035,118	$ 909,353	$ 1,083,814	$ 1,462,737	$ 1,549,041
Reverse repurchase agreements with affiliate	452,480	562,119	619,657	49,964	800,000
Mortgage-Backed Securities, at fair value	58,785,456	55,046,995	54,840,928	58,017,305	56,115,025
Agency debentures, at fair value	-	598,945	618,352	731,995	738,837
Available-for-sale equity securities, at fair value	51,418	52,795	22,490	32,631	44,546
Trading securities, at fair value	-	-	2,199	23,478	1,836
Receivable for Investment Securities sold	33,009	75,546	2,446,342	824,308	174,413
Accrued interest and dividends receivable	291,347	282,532	295,925	303,228	287,261
Receivable from Prime Broker(2)	16,886	16,886	-	-	-
Receivable for advisory and service fees	6,507	6,103	3,581	4,703	4,581
Intangible for customer relationships	11,399	12,380	6,726	7,604	8,840
Goodwill	27,917	27,917	22,966	22,966	22,966
Other assets	5,717	6,044	2,602	3,216	4,347

Total assets	$60,717,254	$57,597,615	$59,965,582	$61,484,135	$59,751,693

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$48,951,178	$46,674,885	$51,075,758	$51,839,663	$51,324,007
Payable for Investment Securities purchased	2,121,670	2,062,030	839,235	1,405,109	828,235
Trading securities sold, not yet purchased, at fair value	-	-	30,903	48,718	37,268
Accrued interest payable	112,457	199,985	168,361	154,615	172,575
Dividends payable	272,170	270,736	296,254	296,201	224,823
Accounts payable and other liabilities	23,970	8,380	26,385	36,625	20,123
Interest rate swaps, at fair value	1,012,574	1,102,285	384,258	400,998	789,859
Total liabilities	52,494,019	50,318,301	52,821,154	54,181,929	53,396,890

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 2,607,564, 3,963,525, 4,496,525, 4,496,525, and 4,597,550, shares issued and outstanding, respectively	63,185	96,042	108,957	108,957	111,405

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, 7,412,500 shares issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock, par value $.01 per share, 987,987,500 authorized, 544,339,785, 541,475,366, 540,189,101, 538,546,666 and 468,380,797, issued and outstanding, respectively	5,443	5,415	5,402	5,385	4,684
Additional paid-in capital	7,667,769	7,633,438	7,616,528	7,592,161	6,506,494
Accumulated other comprehensive income (loss)	1,121,551	252,230	(661,498)	(478,791)	(335,814)
Accumulated deficit	(811,801)	(884,899)	(102,049)	(102,594)	(109,054)

Total stockholders’ equity	8,160,050	7,183,272	7,035,471	7,193,249	6,243,398

Total liabilities, minority interest, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$60,717,254	$57,597,615	$59,965,582	$61,484,135	$59,751,693

(1) Derived from the audited consolidated financial statements at December 31, 2008.

(2) The Company invested $45,000,000 in an equity fund and has redeemed $56,000,000. Net unrealized gains in the fund valued at September 15, 2008 still remain at the prime broker, Lehman Brothers International (Europe), which is in bankruptcy and the ultimate recovery of such amount remains uncertain.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED) (dollars in thousands, except per share data)

	For the quarters ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Interest income	$716,015	$740,282	$810,659	$773,359	$791,128

Interest expense	378,625	450,805	458,250	442,251	537,606

Net interest income	337,390	289,477	352,409	331,108	253,522

Other income (loss)
Investment advisory and service fees	7,761	7,224	7,663	6,406	6,598
Gain (loss) on sale of Mortgage-Backed Securities	5,023	(468)	(1,066)	2,830	9,417
(Loss) income from trading securities	-	(2,010)	7,671	2,180	1,854
Dividend income from available-for-sale equity securities	918	612	580	580	941
Loss on other-than-temporarily impaired securities(1)	-	-	(31,834)	-	-
Unrealized gain (loss) on interest rate swaps(2)	35,545	(768,268)	-	-	-
Total other income (loss)	49,247	(762,910)	(16,986)	11,996	18,810

Expenses
Distribution fees	428	287	299	370	633
General and administrative expenses	29,882	26,957	25,455	27,215	23,995
Total expenses	30,310	27,244	25,754	27,585	24,628

Income (loss) before income taxes and minority interest	356,327	(500,677)	309,669	315,519	247,704

Income taxes	6,434	6,302	7,538	7,527	4,610

Income (loss) before minority interest	349,893	(506,979)	302,131	307,992	243,094

Minority interest	-	-	-	-	58

Net income (loss)	349,893	(506,979)	302,131	307,992	243,036

Dividend on preferred stock	4,626	5,135	5,335	5,334	5,373

Net income (loss) available (related) to common shareholders	$345,267	($512,114)	$296,796	$302,658	$237,663

Net income (loss) available (related) per share to common shareholders:
Basic	$0.64	($0.95)	$0.55	$0.60	$0.54
Diluted	$0.63	($0.95)	$0.54	$0.59	$0.53

Weighted average number of common shares outstanding:
Basic	542,903,110	541,099,147	538,706,131	503,758,079	443,812,432
Diluted	548,551,328	541,099,147	547,882,488	512,678,975	452,967,457

Net income (loss)	$349,893	($506,979)	$302,131	$307,992	$243,036
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	820,178	863,018	(232,347)	(529,008)	217,563
Unrealized gain (loss) on interest rate swaps	54,166	50,242	16,740	388,861	(391,763)
Reclassification adjustment for (gains) losses included in net income	(5,023)	468	32,900	(2,830)	(9,417)
Other comprehensive income (loss)	869,321	913,728	(182,707)	(142,977)	(183,617)
Comprehensive income	$1,219,214	$406,749	$119,424	$165,015	$ 59,419

(1) Although the Company has the intent and ability to retain its investment in Chimera Investment Corporation, the Company determined that it is appropriate to recognize an other-than-temporary impairment charge of $31.8 million. Recognition of such impairment charges does not reduce the taxable income of the Company. The non-cash charge is the difference between the purchase price for the shares and their fair value at September 30, 2008.

(2) Beginning in the fourth quarter of 2008, the Company no longer applies hedge accounting to its interest rate swaps under SFAS 133. As a result, changes in unrealized gains and losses in interest rate swaps are reported in the income statement for GAAP purposes.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com